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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ______________

                                    FORM 8-K
                                 ______________

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 27, 2005





                               CLINICAL DATA, INC.
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             (Exact name of registrant as specified in its charter)


   Delaware                        000-12716                     04-2573920
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 (State of                        (Commission                  (IRS Employer
Incorporation)                    File Number)               Identification No.)


One Gateway Center, Suite 411, Newton, Massachusetts                02458
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     (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (617) 527-9933





     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On July 28, 2005, Clinical Data, Inc. (the "Company"), Safari Acquisition Corporation ("Safari"), a wholly-owned subsidiary of the Company, and Genaissance Pharmaceuticals, Inc. ("Genaissance") entered into a First Amendment to Agreement and Plan of Merger (the "Amendment"), amending the terms of the Agreement and Plan of Merger (the "Original Merger Agreement"), dated June 20, 2005, by and among the Company, Safari and Genaissance.

     In Section 1.4 of the Original Merger Agreement, the Company agreed to cause its Certificate of Incorporation to be amended by the filing of a Certificate of Designations designating a new series of its preferred stock, $.01 par value per share, with the rights, preferences and privileges as set forth in the Terms of Parent Series A Preferred Stock attached as Exhibit C to the Original Merger Agreement (the "Series A Preferred Stock"). The parties sought to amend the terms of the Series A Preferred Stock and the Amendment deletes Exhibit C of the Original Merger Agreement in its entirety and replaces it with a new Exhibit C in the form attached to the Amendment. The amended and restated terms of the Series A Preferred Stock (i) established the total number of shares of Series A Preferred Stock to be designated for issuance to the Genaissance preferred stockholder in the merger; (ii) limited the Series A Preferred Stock voting rights to one vote for each share of Series A Preferred Stock held (without regard to the number of shares of common stock into which each share of Series A Preferred Stock would then be convertible); (iii) established the original issue price and conversion price for the Series A Preferred Stock; and (iv) made other conforming changes.

     The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Amendment has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.



ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On July 27, 2005, Burton Sobel was appointed to the Board of Directors of the Company effective immediately. Dr. Sobel will stand for re-election by stockholders at the Company's 2005 special meeting of stockholders. Dr. Sobel was also appointed to the Audit Committee of the Board of Directors for the fiscal 2006 term.

     Dr. Sobel has been at the University of Vermont since 1994 where he is currently E.L. Amidon Professor of Medicine, Director of the Cardiovascular Research Institute, and Professor of Biochemistry. Dr. Sobel has been a trustee of Fletcher Allen Health Care Center, in Burlington, Vermont. Previously, he held senior academic and administrative positions at Washington University School of Medicine and Barnes Hospital from 1973 to 1994, and at the University of California, San Diego, from 1968 to 1973. Dr. Sobel completed postgraduate training at the Peter Bent Brigham Hospital, Boston and the National Institutes of Health, Bethesda and received his M.D., MAGNA CUM LAUDE, from Harvard University and his A.B. from Cornell University. Dr. Sobel is President-elect for the Society for Experimental Biology and Medicine and also serves as a member of the board of directors of Nuvelo, Inc., Ariad Pharmaceuticals, Inc., and New River Pharmaceuticals, Inc.

     There is no arrangement or understanding between Dr. Sobel and any other persons pursuant to which Dr. Sobel was selected as a director. There are no current or proposed transactions between the Company and Dr. Sobel or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.



ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

            (c)    Exhibits

            2.1 First Amendment to Agreement and Plan of Merger, dated July 28, 2005, among Clinical Data, Inc., Safari Acquisition Corporation and Genaissance Pharmaceuticals, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Clinical Data, Inc.



                                   By: /s/ Caesar J. Belbel
                                       ----------------------------
                                       Caesar J. Belbel
                                       Senior Vice President and General Counsel

DATE:   August 2, 2005
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                                  EXHIBIT INDEX




Exhibit No.                   Description
-----------                   -----------

   2.1 First Amendment to Agreement and Plan of Merger, dated July 28, 2005, among Clinical Data, Inc., Safari Acquisition Corporation and Genaissance Pharmaceuticals, Inc.